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EXHIBIT 4.7

                      E-SYSTEMS SAVINGS AND INVESTMENT PLAN

                                    Article I

                                    PREAMBLE

        WHEREAS, effective July 1, 1973, E-Systems, Inc. organized and existing under the laws of the State of Delaware, established the Employee Stock Ownership Plan for its eligible Employees (hereinafter referred to as the "Previous Plan") which was restated January 1, 1976 and January 1, 1989, and amended thereafter from time to time; and

         WHEREAS, the Previous Plan, prior to January 1, 1995, included ESOP and PAYSOP Accounts, the Tax-Advantaged Capital Accumulation Plan (T-CAP), Savings and Investment Plan (S & I) accounts, after-tax employee contribution accounts and certain HRB accounts and rollover accounts; and

         WHEREAS, the Previous Plan was amended and restated, effective January 1, 1995, into two separate plans with separate plan documents, with the ESOP and PAYSOP Accounts continued, on a combined basis, in a restated Employee Stock Ownership Plan, and the T-CAP, S & I, after-tax employee contribution, HRB and rollover accounts spun off and continued in a new Employee Savings Plan;

         WHEREAS, as a result of the acquisition of E-Systems, Inc. by Raytheon Company in May, 1995, the final ESOP contribution was made under the ESOP for the period from January 1, 1995 through April of 1995 and the ESOP was then merged into the Employee Savings Plan with a new annual Regular Discretionary Employer Contribution under the Employee Savings Plan, beginning with the period after the final ESOP contribution; and

         WHEREAS, the Corporation now desires to make certain further changes to the Employee Savings Plan, including: (i) the adoption of full and immediate vesting of Members in all of their accounts, (ii) providing for an investment committee to direct the investments of certain specified contributions and accounts for which no investment direction is given by Members and (iii) the replacement of the Melpar Division with the new Falls Church Division as a participating division hereunder;

         NOW, THEREFORE, the Employee Savings Plan is hereby restated and amended, superseded and replaced by this separate restated Employee Savings Plan, effective January 1, 1995.

         There will be no termination and no gap or lapse in time or effect between such Plans, and the existence of a qualified Plan shall be continuous and uninterrupted.

         This restated Plan, which is a profit sharing plan, is conditioned upon its qualification under Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended from time to time, with employer contributions being deductible under Section 404 of said Code or any other applicable sections thereof, as amended from time to time.

         The terms and conditions of this restated Plan are as follows:
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                                       2

                                   ARTICLE II

                             Purpose and Definitions

         2.1 Purpose: The purpose of this Plan is to encourage Employees to save and invest, systematically, a portion of their current Compensation in order that they may have a source of additional income upon their Retirement or Disability, or for their family in the event of death. The benefits provided by this Plan will be paid from the Trust Fund and will be in addition to the benefits Employees are entitled to receive under any other programs of the Employer.

         This Plan and the separate related Trust forming a part hereof are established and shall be maintained for the exclusive benefit of the eligible Employees of the Employer and their Beneficiaries. No part of the Trust Fund can ever revert to the Employer or be used for or diverted to any other purpose other than for the exclusive benefit of the Employees of the Employer and their Beneficiaries, except as provided in Section 18.4 hereof.

         2.2 Definitions: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates otherwise:

         (a) Affiliated Employer: Any business entity (including an Employer hereunder) that, together with an Employer hereunder, constitutes a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, all as defined in Code Section 414 (subject, however, to the provisions of Code Section 415(h) when applying the benefit limitations of Code Section 415).

         (b) Allocation Date: The date as of which contributions are allocated hereunder, which shall be

         (1) as soon as practicable after the end of each payroll period as to Salary Deferral, after-tax Employee and Matching Employer Contributions,

         (2) as soon as practicable after receipt hereunder as to Rollover Contributions,

         (3)      the last day of December as to Discretionary Employer
                  Contributions.

         The Committee may use other Allocation Dates if it so desires, but must have at least one Allocation Date per year for each type of contribution.

         (c) Beneficiary: A person designated by a Member to receive benefits hereunder upon the death of such Member.
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                                       3

         (d) Code: The Internal Revenue Code of 1986, as amended from time to time.

         (e) Committee: The persons appointed to administer the Plan in accordance with Article XIII hereof, but who will have no responsibility as to the management and investment of Plan assets.

         (f) Compensation: As to any payroll period, for purposes of determining Salary Deferral or Employee Contributions, the base rate of pay of an Employee applicable for such period, regardless of whether actually paid (including any base rate of pay amount that is deducted from such Employee's pay for such period under Code Section 125 or 401(k)).

         As to any Plan Year, for purpose of determining Discretionary Employer Contributions, the lesser of:

         (i) the cumulative annual base rate of pay applicable to an Employee for such year regardless of whether actually paid (including any base rate of pay amount that is deducted from such Employee's pay for such year under Code Section 125 or 401(k)) or,

         (ii) the sum of the taxable remuneration (as reported on Form W-2 or its equivalent) paid to an Employee by the Employer for personal services, plus any pre-tax employee contribution made by the Employee under any Employer plan in accordance with Code Section 125 or 401(k).

         Base rate of pay is an Employee's basic rate of remuneration for personal services, excluding such items as shift differential, quarterly wage adjustments, commissions, unused sick pay, severance pay, allowances, awards, lump sum payments, per diem payments and imputed income.

         Compensation will be determined by excluding any amount in excess of the dollar limit allowed under Code Section 401(a)(17)). If during a year any Employee ("family member") is the spouse or lineal descendant, below age 19, of another Employee ("HCE") who either is a five percent (5%) owner (as defined in Code Section 416(i) or is a highly compensated employee (as defined in Code
Section 414(q) in the group consisting of the ten (10) such highly compensated employees with the greatest compensation during such year, then, for purposes of the above dollar limitation, such "family member's" compensation for such year will be aggregated with such "HCE's" compensation for such year. The dollar limit applicable to each such Employee's compensation for such year will be the dollar limit applicable for such year multiplied by a fraction, the numerator of which is such Employee's unlimited compensation for such year and the denominator of which is the sum of the unlimited compensation for such year for all Employees with whom such Employee is a family member, as defined above.
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                                       4

         (g) Contributions: Amounts contributed hereunder for allocation to Members as follows:

         (1) Salary Deferral Contributions: The pre-tax contributions made under Section 4.1a hereof through salary deferral pursuant to Code Section 401(k).

         (2) Employee Contributions: The after-tax contributions made by Members under Section 4.2 hereof not through salary deferral).

         (3) Matching Employer Contributions: The matching Employer Contributions made under Section 4.1a. hereof.

         (4) Regular and Optional Discretionary Employer Contributions: The contributions made by the Employer, under Section 4.1a hereof, which are determined at the discretion of the Employer.

         (5) Rollover Contributions: The contributions made by an Employee under Section 4.3 hereof, which constitute the Employee's distribution from a prior plan.

         (h) Corporation: Raytheon E-Systems, Inc., (formerly known as E-Systems, Inc. prior to July 3, 1996) a corporation organized and existing under the laws of the State of Delaware or its successor or successors.

         (i) Covered Employment: The employment category for which the Plan is maintained, which includes any employment with the Employer, excluding:

                  employment as a "leased employee" (as such term is defined within the definition of Employee below)

                  employment as a non United States citizen who was hired on or after December 2, 1964, and who is employed outside the territorial United States or only temporarily within the territorial United States.

         Provided, however, that employment with a subsidiary or affiliate of the Corporation or employment in any division, subdivision, branch or unit of the Corporation or in any employment position with an Employer entered into in connection with a business acquisition on or after January 1, 1995, or in any employment position created in connection with such a business acquisition shall only be covered hereunder if so provided in part I or II of the Participation Exhibit attached to and made a part of this Plan.
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                                       5

         (j) Effective Date: January 1, 1995, except as otherwise provided herein.

         (k) Employee: Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered as a common law employee of the Employer or Affiliated Employer or who is on a Leave of Absence. A "leased employee" will also be deemed an Employee. A "leased employee" is any leased employee within the meaning of Code Section 414(n)(2), except that if such leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated workforce within the meaning of Code Section 414(n)(5)(C)(ii), then the term "Employee" will not include those leased employees covered by a plan described in Code Section 414(n)(5) unless otherwise provided by the terms of such plan (or this Plan).

         (l) Employer: The Corporation and any other organization which adopts the Plan in accordance with Article XV hereof. Any Employer under the Previous Plan that was participating in the portion of the Previous Plan that is continuing under this Plan shall automatically become an Employer under this Plan on the Effective Date.

         (m) Employer Stock: Common stock of E-Systems, Inc. prior to the acquisition of E-Systems, Inc. by Raytheon Company in May, 1995 and thereafter, the common stock of Raytheon Company.

         (n) ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

         (o) Individual Account: Each of the accounts showing the individual interests in the Trust Fund of each Member, former Member, and Beneficiary, as described in Section 5.1 hereof. If so provided for in a qualified domestic relations order (as defined in Code Section 414(p)), an account will be maintained for an alternate payee representing such alternate payee's interest hereunder.

         (p) Leave Of Absence: Any absence from service authorized by an Employer under such Employer's standard personnel practices for reasons other than termination of employment, death, discharge or retirement, provided that all persons under similar circumstances must be treated alike in the granting of such Leaves of Absence.

         (q) Limitation Year: The calendar year used in applying Code Section
 415.

         (r) Member: An Employee who has met the eligibility requirements for participation set forth in Article III hereof.

         (s) Plan: E-Systems, Inc. Employee Savings Plan (as restated January 1,
1995), the Plan set forth herein, as amended from time to time, which replaces the original Employee Savings Plan adopted effective January 1, 1995, which was spun off from the previous Employee Stock Ownership Plan. This Plan includes:

         (i) a salary deferral arrangement under Code Section 401(k), with matching contributions under Code Section 401(m), sometimes referred to as the E-Systems, Inc. Tax-Advantaged Capital

                  Accumulation Plan (T-CAP),
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                                       6

         (ii)     a voluntary after-tax Employee contribution portion,

         (iii) a prior savings and investment plan portion, and

         (iv)     a discretionary Employer contribution portion,

         (v)      a prior plan employer contribution portion, and

         (vi) a prior ESOP assets portion.

         (t)      Plan Administrator:  The Corporation.

         (u) Plan Year: Each annual period beginning on January 1st and ending on December 31st.

         (v) Previous Plan: The E-Systems, Inc. Employee Stock Ownership Plan (As Restated Effective January 1, 1989) and any predecessor thereto, in force and effect for the period prior to the Effective Date, the plan from which this Plan was spun off. Any reference herein to the Previous Plan as of a certain date or for a certain period shall be deemed a reference to the Previous Plan as then in effect.

         (w) Trust Agreement: The trust agreement maintained in connection with the Plan, amended from time to time, which constitutes a part of this Plan.

         (x) Trust Or Trust Fund: The fund maintained in accordance with the terms of the Trust Agreement.

         (y) Trustee: Any corporation or individuals appointed by the Employer to administer the Trust in accordance with the Trust Agreement.

         (z) Valuation Date: The date as of which the Investment Funds are valued and gains or losses allocated, which shall be every business day (or such other dates as may be provided for by the Investment Funds in which such accounts are invested). The Committee may use other Valuation Dates if it so desires, from time to time, but must have at least one Valuation Date per year.

         2.3 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context indicates to the contrary.

                                   ARTICLE III

                           Participation Requirements

         3.1 Participation Originating Under The Previous Plan: Employees in Covered Employment who were participants in the portion of the Previous Plan spun off into this Plan, immediately prior to the Effective Date, or would have become participants in such portion of the Previous Plan on the Effective Date, shall automatically become Members in this restated Plan as of the Effective Date.

         3.2 Participation Originating Under This Plan: Each Employee who does not become a Member in this Plan in accordance with Section 3.1 hereof, shall become a Member in this Plan as of his first day of Covered Employment.
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                                       7

         3.3 Cessation Of Participation And Reentry: If a Member leaves Covered Employment, he will cease his participation in this Plan (except as to any remaining account balance), but will, upon recommencement of Covered Employment, again become a Member hereunder.

         3.4 Participating Divisions, Units, Subsidiaries Or Affiliates: Any Employee who is employed within a covered class by a division, subdivision, branch, unit, subsidiary or affiliate of the Employer that has been designated by the Employer as a participating division, subdivision, branch, unit, subsidiary or affiliate (as shown in part I of the Participation Exhibit, which is attached to and made a part of this Plan) shall become a Member in this Plan upon his employment commencement date or date when such division, subdivision, branch, unit, subsidiary or affiliate begins its participation in this Plan if later.

         3.5 Participation Of Employees Of New Employers: If, after the Effective Date hereof, any employer adopts the Plan and Trust as a new Employer as herein provided, it shall specify in its adoption resolution or decision an initial date for the application and enrollment of its eligible Employees under the Plan and shall thereafter be governed by the provisions of this Article III.

         3.6 Temporary Part-Time Employees: The 1,000 hour eligibility requirement, effective July 1, 1994, under Section 3.7 of the previous Employee Stock Ownership Plan as to any Employee in a temporary part-time job category is revoked retroactive to July 1, 1994.

                                   ARTICLE IV

                                  Contributions

         4.1      Contributions By Employer:

         a. Types Of Contributions: The Employer shall, during a Plan Year, contribute the following to the Trust:

         (1)      Salary Deferral Contribution, for each Member eligible under part I or II of the Participation Exhibit attached to this Plan, employed by such Employer, determined according to such Member's salary deferral election for such year under b. below. Such contribution is for allocation, in accordance with
                  Section 5.2 hereof, to the Member's Salary Deferral Contribution Account.

         (2)      Matching Employer Contribution, for each Member eligible under part I or II of the Participation Exhibit attached to this Plan, equal to fifty percent (50%) of the matchable portion of each eligible Member's Salary Deferral Contribution hereunder, such matchable portion being up to the first three percent (3%) of Compensation the Member contributes as a Salary Deferral Contribution during the Plan Year while in a job classification eligible for a Matching Employer Contribution. Such contribution is for allocation, in accordance with
                  Section 5.2 hereof, to such Members' Matching Employer Contribution Accounts.
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                                       8

         (3) Regular Discretionary Employer Contribution, determined at the discretion of the Employer's Board of Directors, for Members eligible under part I or II of the Participation Exhibit attached to this Plan. Such contributions are not to exceed one and one-half percent (1-1/2%) of Members' Compensation, with the contribution for the 1995 Plan Year to be only with respect to Members' Compensation for such year which is in excess of the Member's compensation used under the prior Employee Stock Ownership Plan for determining the final 1995 contribution thereunder. Such contribution is for allocation, in accordance with Section 5.2 hereof, among such Members' Regular Discretionary Employer Accounts.

         (4) Optional Discretionary Employer Contribution, determined at the discretion of the Employer's Board of Directors for Members eligible under part I or II of the Participation Exhibit attached to this Plan, with the contribution amount determined and allocated separately as to each Employee group specified in part I of such Participant Exhibit. Such contribution is for allocation, in accordance with Section 5.2 hereof, among such Member's Optional Discretionary Employer Accounts.

         b. Member (Pre-Tax) Salary Deferral Elections: When he becomes a Member hereunder and at any time thereafter, a Member who is eligible under part I or II of the Participation Exhibit attached to this Plan may elect to defer (on a pre-tax basis) a portion of his Compensation; provided, however:

         (1) The Committee may require such contributions to be a whole dollar or a whole percentage of his Compensation.

         (2)      Such deferral must meet the deferral percentage test in
                  Section 10.2 hereof, and the Committee may require modifications throughout the year in order to meet such test.

         (3) Such deferral cannot exceed the dollar limit in Section 10.1 hereof or the amount of cash remuneration actually payable to a Member during any payroll period.

         (4) The Committee may establish a maximum deferral for any year.

         A salary deferral agreement shall be entered into in such manner and at such times as the Committee may prescribe, provided that changes, suspensions or discontinuance of salary deferrals may be made by the Member at any time, and may be made by the Committee if called for under Section 10.1 or 10.2 hereof or if the Employer's deduction limits under Code Section 404(a) would otherwise be exceeded, or if the annual addition limitations under Code Section 415 would otherwise be exceeded as to any Employee.

         4.2 Member (After-Tax) Contributions: Any Member eligible under part I or II of the Participation Exhibit attached to this Plan may, through payroll deduction (unless the Committee approves another method), elect to make Employee Contributions hereunder (on an after-tax basis); provided, however:
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                                       9

         (1) The amount of contribution for any pay period (subject to Section 10.2 hereof) must be equal to two percent (2%), four percent (4%), six percent (6%), eight percent (8%), or ten percent (10%) of his Compensation for such pay period and in any payroll period cannot exceed the cash remuneration then actually payable to the Member.

         (2) The Committee may require such contributions to be a whole dollar amount of his Compensation.

         (3) Such contribution must meet the contribution percentage test in Section 10.2 hereof, and the Committee may require modifications throughout the year in order to meet such test.

         (4) The total Employee Contributions made by a Member hereunder (including any such contributions made under the Previous
                  Plan) cannot exceed ten percent (10%) of his aggregate Compensation for all such years while he was a Member hereunder (and under the Previous Plan).

         An election to make such contributions shall be made in such manner and at such times as the Committee may prescribe, provided that changes, suspensions or discontinuance of contributions may be made by the Member in accordance with Committee guidelines, and may be made by the Committee if called for under
Section 10.2 hereof, or if the annual addition limitations under Code Section 415 would otherwise be exceeded as to any Employee.

         4.3 Rollover Contribution: If an individual is an Employee in Covered Employment who has become, or is expected to become, a Member, he may contribute, or cause to be contributed, to this Plan all or part of any eligible rollover distribution (as defined in Code Section 402(c)) he has received under another qualified retirement plan. Such contribution shall only be made in accordance with Committee guidelines and is for allocation to the Employee's Rollover Account.

                                    ARTICLE V

                       Maintenance Of Individual Accounts

         5.1 Establishment Of Individual Accounts: The Committee shall create and maintain adequate records to reflect at all times the interest in the Trust Fund of each Member. Such records shall be in the form of separate Individual Accounts for each Member who has an interest in the Trust Fund, such accounts to be referred to as follows:

         a. Salary Deferral Account (T-CAP 401(k)): The account representing Salary Deferral Contributions made under this Plan and gains or losses allocable thereto, originally effective under the Previous Plan on January 1, 1984.

         b. Regular Employee Contribution Account (After-Tax): The account representing Employee Contributions made prior to September 25, 1995 and gains or losses allocable thereto (other than those included in c. and d. below).
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                                       10

         c. HRB Employee Contribution Account (HRB After-Tax): The account representing Employee Contributions by HRB Systems Employees under the Previous Plan during 1990, and gains or losses allocable thereto.

         d. Voluntary Savings Account (Prior Voluntary After-Tax): The account representing after-tax Employee contributions made under the Previous Plan voluntary savings program prior to April 1, 1980, and gains or losses allocable thereto.

         e. Employee Contribution Account: Any of the Employee Contribution Accounts in b., c. or d. above.

         f. Matching Employer Contribution Account: The account representing Matching Employer Contributions made hereunder and gains or losses allocable thereto, effective January 1, 1995.

         g. Prior Plan Employer Contribution Account: The account representing matching employer contributions made for HRB Systems Employees in 1990 under the Previous Plan and gains or losses allocable thereto and any account representing employer contributions made under a prior plan that has been transferred to this account under this Plan and gains or losses allocable thereto.

         h. Regular Discretionary Employer Account (E-CAP): The account representing Regular Discretionary Employer Contributions and forfeitures, and gains or losses allocable thereto, effective May, 1995.

         i. Optional Discretionary Employer Account: The account representing Optional Discretionary Employer Contributions and forfeitures, and gains or losses applicable thereto, effective January 1, 1995.

         j. Discretionary Employer Account: The total of the Regular and Optional Discretionary Employer Accounts.

         k. Savings And Investment Account: The account representing Employee and Employer Contributions made before July 1, 1973 under the prior savings and investment plan and gains or losses allocable thereto. Subaccounts will be maintained reflecting the portion of the account attributable to Employee Contributions and the portion attributable to Employer Contributions.

         l. Rollover Account: The account representing Rollover Contributions and gains or losses allocable thereto.

         m. Prior ESOP Assets Account: The account representing a Member's ESOP Account under the E-Systems, Inc. Employee Stock Ownership Plan (as restated January 1, 1995), and gains or losses allocable thereto, which account was transferred to this Plan as part of the merger of such Employee Stock Ownership Plan into this Plan after the final ESOP Contribution was made for April of 1995.

         Credits and charges shall be made to such accounts in the manner herein described. The Individual Accounts are primarily for accounting purposes, and a segregation of the assets of the Trust Fund to each account by the Trustee shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date when paid.
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                                       11

         Account balances from the Previous Plan shall be carried forward into the above-referenced accounts, as applicable.

         Account balances from a prior plan (other than the Previous Plan) will be credited to the appropriate accounts named above upon the transfer of said plan's assets to this Plan. Account balances from the prior plans listed in part V of the Participation Exhibit have been transferred to this Plan.

         5.2 Allocation Of Contributions: Each contribution for Members eligible under the provisions below shall be allocated as follows:

         a. Salary Deferral Contributions And Employee Contributions: Any Salary Deferral Contribution or Employee Contribution received hereunder on behalf of a Member shall be allocated to this Salary Deferral Contribution Account or Employee Contribution Account, as the case may be, as of the Allocation Date applicable to such contribution.

         b. Matching Employer Contributions: Any Matching Employer Contribution received hereunder for a Member will be allocated to his Matching Employer Contribution Account as of the Allocation Date applicable to such contribution.

         c. Regular and Optional Discretionary Employer Contributions: On the applicable Allocation Date for a Regular or Optional Discretionary Employer Contribution the applicable Regular or Optional Discretionary Employer Account of each eligible Member who is then employed by the Employer in the class of Employees eligible for such contribution (or was transferred during the current year to a job classification with the Employer or an Affiliated Employer in which the Member ceased to be eligible for such contribution hereunder and was still so employed at the end of such year) will be credited with the allocable share of such contribution. The amount to be allocated from any such contribution to the applicable account of each eligible Member shall be in the proportion that each eligible Member's Compensation (while he was a Member in a job classification eligible for such contribution hereunder) for the Plan Year bears to the total Compensation of all such eligible Members (while they were such Members) for the Plan Year. However, the 1995 Plan Year allocation of Regular Discretionary Employer Contributions shall be based only on Members' Compensation for such year which is in excess of the Members' Compensation used in determining the final 1995 contribution allocation under the prior Employee Stock Ownership Plan. The above provisions of this paragraph shall be applied separately to each of the separate eligible classes of employees as to any Optional Discretionary Employer Contribution applicable to such class of Employees under Section 4.1a. hereof.

         5.3 Allocation Of Gains And Losses: Each Investment Fund's gains or losses shall be determined and allocated by its fund manager as of each Valuation Date.

         5.4      Investment Options:

         a. Investment Alternatives: The Plan permits a Member or Beneficiary to exercise control over the assets in his accounts. The Member's or Beneficiary's exercise of control is intended to bring the Plan within the rule of section 404(c) of ERISA. The Member or Beneficiary may invest the assets in his accounts in one or more of the available investment alternatives set by the Investment Committee from time to time pursuant to section 13.9, one of which shall be the Raytheon Common Stock Fund (as described in c. below).
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                                       12

         b. Investment Directions: Investment directions may be given in writing or orally, pursuant to a procedure set by the Investment Committee. A Member or Beneficiary who gives oral investment directions shall be provided with an opportunity to obtain written confirmation of these directions. The Investment Committee may impose reasonable restrictions on the frequency with which investment directions may be given with regard to a specific investment alternative; provided, however, that such restrictions must not prevent the Plan from complying with section 404(c) of ERISA.

         Upon initial participation in the Plan, a Member shall complete an investment direction for any contributions made on his behalf. Matching Employer Contributions, Regular Discretionary Employer Contributions, if any, and Optional Discretionary Contributions, if any, made on behalf of the Member will be invested in accordance with the direction provided with regard to Salary Deferral Contributions, unless other investment directions are provided. A Member or Beneficiary may transfer assets in his accounts between investment alternatives in accordance with procedures established under the Plan.

         The Investment Committee shall be the fiduciary responsible for receiving all investment directions. The Investment Committee may delegate the responsibility for receiving these directions to another fiduciary. The Investment Committee, or the fiduciary designated thereby, must follow any investment direction given by a Member or Beneficiary; provided, however, that the Investment Committee or its delegate, shall not follow any investment direction that:

                  (1)      would generate taxable income to the Plan;

                  (2) would not be in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;

                  (3) would cause the fiduciary to maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States, other than as permitted by section 404(b) of ERISA and DOL Reg. Section 2550.404b-1;

                  (4) would jeopardize the Plan's tax qualified status under the Code;

                  (5 could result in a loss in excess of a Member's or Beneficiary's account balance; or

                  (6) would result in a prohibited transaction under Section 406 of ERISA or section 4975 of the Code, including but not limited to a direct or indirect


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                                       13

                           (a) sale, exchange, or lease of property between the
                  Corporation or any Affiliated Employer and the Plan, except for the acquisition or disposition of any interest in a fund, subfund, or portfolio managed by the Corporation or any Affiliated Employer, or the purchase or sale of any qualifying employer security (as defined in section 407(d)(5) of ERISA) which meets the conditions of section 408(e) of ERISA and paragraph (d) of this section 5.4(b)(6);

                           (b)      loan to the Corporation or any Affiliated
                   Employer;

                           (c) acquisition or sale of any employer real property
                   (as defined in section 407(d)(2) of ERISA);

                           (d) acquisition or sale of any employer security
                   except to the extent that:

                           (i) such securities are qualifying employer securities as defined in section 407(d)(5) of ERISA;

                           (ii) such securities are stock or an equity interest in a publicly traded partnership (as defined in section 7704(b) of the Code), but only if such partnership is an existing partnership as defined in section 10211(c)(2)(A) of the Revenue Act of 1987;

                           (iii) such securities are publicly traded on a national exchange or other generally recognized market;

                           (iv) such securities are traded with sufficient frequency and in sufficient volume to assure that Member and Beneficiary directions to buy or sell the security may be acted upon promptly and efficiently;

                           (v) information provided to shareholders of such securities is provided to Members and Beneficiaries with accounts holding such securities;

                           (vi) voting, tender, and similar rights with respect to such securities are passed through to Members and Beneficiaries with accounts holding such securities; and

                           (vii) information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender, and similar rights with respect to such securities by Members and Beneficiaries is maintained in accordance with procedures established by the Investment Committee pursuant to section 13.9, which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

         c. Investment In The Raytheon Common Stock Fund. One of the investment alternatives available under the Plan shall be the Raytheon Common Stock Fund. Such Fund shall be operated in accordance with the requirements of section 5.4(b)(6)(d) of the Plan. A Member or Beneficiary shall be provided information with regard to the voting, tender, and similar rights appurtenant to the Member's or Beneficiary's interest in this investment alternative. If the Member or Beneficiary does not vote the shares attributable to his investment interest in the Plan, these shares shall not be voted.

         d. Lack of Investment Direction: In the event that no investment directions have been provided with regard to a Member's or Beneficiary's account, the Investment Committee will invest such amounts in accordance with
Section 13.9.

         5.5 Notification To Members: At least once annually the Committee shall advise each Member for whom an Individual Account is held hereunder the amount held in such account.

                                   ARTICLE VI

                                     Vesting

         6.1 Vesting: A Member shall at all times have a fully vested and nonforfeitable interest in his Individual Accounts hereunder. Payment shall be made at the time and in the manner provided in Articles VIII and IX hereof.

                                   ARTICLE VII

                                      Death

         7.1 Designation Of Beneficiary: Each Member and former Member may, from time to time, designate one (1) or more primary Beneficiaries and contingent Beneficiaries to receive benefits payable hereunder in the event of the death of such Member or former Member. No Beneficiary designation by a married Employee of someone other than his spouse as a primary Beneficiary shall be effective unless the Employee's spouse (if his spouse can be located) consents in writing to such designation, acknowledges the effect of such designation and has such consent and acknowledgment witnessed by a Plan representative or a notary public. Such designation shall be made in writing upon a form provided by the Committee and shall be filed with the Committee. The last such designation filed with the Committee shall control. A beneficiary designation filed with the Committee shall continue in effect following a Member's divorce (unless duly changed by the Member), except that the designation shall be applied as if the Member's former spouse had predeceased the Member.

         7.2 Benefit: Upon the death of an Employee who is a Member, his designated Beneficiary, or Beneficiaries, shall be fully vested with respect to the balance of his Individual Accounts hereunder. Payments shall be made at the time and in the manner provided in Article XI hereof.

         7.3 No Beneficiary: If a Member or former Member dies without a Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then the amount, if any, remaining in such Member's Individual Account shall be paid to the following, with priority as follows:

         a.       the Member's surviving spouse; or if none, to

         b. the Member's surviving children over age eighteen, and surviving children under age eighteen with a properly designated guardian, or if none, to

         c.       the Member's estate.

         A certified copy of a death certificate shall be sufficient evidence of death and the Committee shall be fully protected in relying thereon. The Committee may accept other evidence of death at its own discretion.

                                   ARTICLE VII

                                      Death

         7.1 Designation Of Beneficiary: Each Member and former Member may, from time to time, designate one (1) or more primary Beneficiaries and contingent Beneficiaries to receive benefits payable hereunder in the event of the death of such Member or former Member. No Beneficiary designation by a married Employee of someone other than his spouse as a primary Beneficiary shall be effective unless the Employee's spouse (if his spouse can be located) consents in writing to such designation, acknowledges the effect of such designation and has such consent and acknowledgment witnessed by a Plan representative or a notary public. Such designation shall be made in writing upon a form provided by the Committee and shall be filed with the Committee. The last such designation filed with the Committee shall control. A beneficiary designation filed with the Committee shall continue in effect following a Member's divorce (unless duly changed by the Member), except that the designation shall be applied as if the Member's former spouse had predeceased the Member.

         7.2 Benefit: Upon the death of an Employee who is a Member, his designated Beneficiary, or Beneficiaries, shall be fully vested with respect to the balance of his Individual Accounts hereunder. Payments shall be made at the time and in the manner provided in Article XI hereof.

         7.3 No Beneficiary: If a Member or former Member dies without a Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then the amount, if any, remaining in such Member's Individual Account shall be paid to the following, with priority as follows:

         a.       the Member's surviving spouse; or if none, to

         b. the Member's surviving children over age eighteen, and surviving children under age eighteen with a properly designated guardian, or if none, to

         c.       the Member's estate.

         A certified copy of a death certificate shall be sufficient evidence of death and the Committee shall be fully protected in relying thereon. The Committee may accept other evidence of death at its own discretion.

                                  ARTICLE VIII

                              Withdrawals and Loans

         8.1 Withdrawals: In accordance with Committee guidelines, each Member may, while in the employment of the Employer, withdraw amounts (not outstanding as a loan under Section 8.2) from this Plan, other than from his Matching Employer Contribution Account and Discretionary Employer Contribution Account. Any amount to be so withdrawn will be withdrawn from such available accounts (or portions thereof) in the order established by the Committee for this purpose, subject to the restrictions as to financial need described below, as applicable.

         Any request for a withdrawal to be made from a Member's Salary Deferral Account or Prior Plan Employer Contribution Account before the Member has attained fifty-nine and one-half (59 1/2) years of age must be for hardship reasons and for this purpose must show that (i) the Member has an immediate and heavy financial need, and (ii) the withdrawal is necessary to satisfy such need.

The following rules apply:

         (1) Immediate And Heavy Financial Need: An immediate heavy financial need shall be deemed to exist with respect to a Member only if the withdrawal request is on account of any of the following:

                  (A) Expenses for medical care described in Code Section 213(d) incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Code
                           Section 152), including expenses necessary for any such person to obtain such medical care.

                  (B) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member.

                  (C) Payment of tuition and related educational fees, including room and board expenses, for not more than the next twelve months of post-secondary education for the Member, his spouse, children, or dependents.

                  (D) The need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage on the Member's principal residence.

                  (E) To pay taxes on any such withdrawal.

         (2) Necessity Of Withdrawal To Satisfy Immediate And Heavy Financial Need: A hardship withdrawal request shall be deemed to be necessary to satisfy an immediate and heavy financial need only if all of the following conditions are satisfied:

                  (A) The amount of the withdrawal request is not in excess of the immediate and heavy financial need of the Member (including any reasonably anticipated taxes on such withdrawal).

                  (B) The Member has obtained all nonhardship distributions and all nontaxable loans currently available from all plans maintained by the Employer or Affiliated Employers. However, a hardship withdrawal from a Member's Prior Plan Employer Contribution Account is not available hereunder unless the Member has first made whatever hardship withdrawal is available from the Member's Salary Deferral Account.

                  (C) The Member's right to make elective contributions to this Plan and all other plans (including nonqualified deferred compensation plans) maintained by the Employer or Affiliated Employers is (and shall be) suspended for twelve (12) months after receipt of the hardship distribution. In the event more than one (1) distribution is made hereunder within a twelve (12) month period, the suspension period shall not be tacked to the remaining portion of the prior suspension period but rather shall start anew.

                  (D) The Member's right to make Salary Deferral Contributions to this Plan and all other plans maintained by the Employer or Affiliated Employers in the taxable year following the taxable year of the hardship distribution is (and shall be) limited to an amount equal to the applicable limit under Code
                           Section 402(g) reduced by the Member's Salary Deferral Contributions in the taxable year of the hardship distribution. The term "taxable year" as used hereunder means the Member's taxable year.

         8.2 Loans To Members: Loans to Members who are "parties-in-interest" (as described in ERISA Section 3(14)) shall be permitted only at the sole discretion of the Committee and shall only be granted in accordance with the following provisions, applied in a uniform and nondiscriminatory manner:

         a. Loan Status: Each such Member's loan shall be an investment of such Member's Individual Account and the interest and principal paid on such loan shall be credited only to such Member's Individual Account. While such investment exists, the portion of the Member's Individual Account invested in such loan shall be disregarded when other Trust gains or losses are allocated among Individual Accounts hereunder.

         b. Loan Application: Any Member's application for a loan shall be in such form, and shall contain such information as required by the Committee and will require the payment of a reasonable loan processing fee, as determined by the Committee. Such fee may include an application fee, as well as a continuing periodic fee assessed during the life of the loan.

         c. Loan Restrictions: The Committee shall establish loan guidelines. Loans will be available only to Members whose repayment can be made through payroll deduction by the Employer. The Committee may, in its sole discretion, determine that no loans will be granted to any Members or may at any time cease granting any further loans. The Committee may, in its sole discretion, determine that loans to Members will be granted only for certain designated reasons or only up to certain designated amounts or only for certain minimum amounts or only from certain of Members' accounts or investment funds. Only one outstanding loan per Member will be allowed and in no event will any loan to a Member hereunder, exceed the lesser of:

         (1) Fifty Thousand Dollars ($50,000), reduced by the highest outstanding balance of loan(s) from the Plan to such Member during the one (1) year period ending on the day before the date on which such loan was made.

         (2) One-half ((OMEGA)) of the Member's interest in the plan.

         d. Accounts As Collateral: The account from which the loan is being made shall, to the extent of the Amount borrowed, serve as collateral regardless of any other security pledged in conjunction with such loan.

         e. Rate Of Interest: Interest on Member loans shall be charged at a reasonable and fair rate based on the then prevailing rates charged by reputable financial institutions.

         f. Repayment - Collection: Any such loan or loans shall be repaid by the Member within such time and in such manner as the Committee shall determine, but in any event within five (5) years (except as to loans used to acquire any dwelling which is, or within a reasonable time will become, the Member's principal residence); provided, however, substantially level amortization of such loan (with payments not less frequently than quarterly), shall be required over the term of the loan. The loan repayments will be invested hereunder in a manner consistent with the account from which the loan was made or consistent with any contribution to such account. In the event that the Member does not repay such loan within the time or manner prescribed, the Committee may deduct the total amount of such loan or any portion thereof from any payment or distribution from the Trust Fund to which such Member or his Beneficiary or Beneficiaries may be entitled. In the event that the amount of any such payment or distribution is not sufficient to repay the remaining balance of any such loan, such Member shall be liable for and continue to make payments on any balance still due from him.

         g. Spousal Consent: Any such loan shall be subject to spousal consent within ninety (90) days prior to the date the loan is made.

         8.3 Transfer of Salary Deferral (T-CAP Account) to Serv-Air, Inc. Savings and Retirement Plan: Any Member who is an Employee of Serv-Air, Inc. and who ceased to be in Covered Employment under the Previous Plan due to the change in the definition of Covered Employment (as a result of Amendment No. One to the previous Employee Stock Ownership Plan effective January 1, 1993) shall be entitled to instruct the Committee to transfer the balance of his Salary Deferral Account in this Plan to a salary deferral account established in his name in the Serv-Air, Inc. Savings and Retirement Plan.

                                   ARTICLE IX

                       Account Distributions And Transfers

         9.1 Notice To Trustee: As soon as practicable after a person becomes entitled to a distribution hereunder and after he has filed with the Committee a proper written request for payment the Committee shall give written notice to the Trustee, which notice shall include such of the following information and directions as are necessary or advisable under the circumstances:

         a.       Name of the Member.

         b. Reason for the distribution.

         c. Name and address of the Beneficiary or Beneficiaries in case of a Member's death.

         d. Time, manner and amount of payments to be made pursuant to Section
         9.2 hereof.

         9.2 Method Of Payment: The Committee shall (subject to Section 9.5) direct that benefits be paid to the Member or his Beneficiary in the following ways:

         a. Lump Sum: Subject to b. below, all accounts shall be paid as a lump sum in cash, except that whole shares of Employer Stock will be paid in kind.

         b. Insured Annuity: The Regular Employee Contribution, Voluntary Savings, and Savings and Investment Accounts may be applied to purchase an insured annuity, (subject to insurance company requirements).

         9.3 Time and Rate of Payment: After termination of employment a Member shall be given an option to elect either (i) immediate distribution or (ii) a deferred distribution if the Member has not yet reached age 70(OMEGA). If he elects immediate distribution, payment shall be made as soon as practicable but no later than one hundred twenty (120) days after the end of the Plan Year in which his employment ended. If he elects a deferred distribution, payment shall be made no later than the required beginning date after attainment of his age 70(OMEGA) under Section 9.4 hereof.

         In no event will any distribution be on a period certain annuity basis over a period greater than the joint life expectancy of the Member and his Beneficiary.

         If a Member dies after receiving partial distribution under an annuity, the balance will continue to be distributed at least as rapidly as under the method applicable to the Member at his death.

         If a Member dies before his distribution commences, the balance of his Individual Account will be distributed to his Beneficiary as soon as practicable but no later than one hundred twenty (120) days after the end of the Plan Year in which the Member's death occurs, except Beneficiaries as to Member deaths prior to April 1, 1995 may defer payment, but if the Beneficiary is not the deceased Member's spouse, such deferral cannot exceed five years.

         9.4 Age 70(OMEGA) Restrictions: In no event shall distribution of a Member's Individual Accounts be delayed beyond April 1st of the calendar year following the calendar year in which such Member attains age seventy and one-half (70(OMEGA)), except that on and after January 1, 1997, such payment will be required only if the Member's employment with all Affiliated Employers is terminated or the Member is a 5 percent (5%) owner (as defined in Code
Section 416).

         In any calendar year when a distribution must be made to a Member whose employment has not terminated, in accordance with the above provisions of this section, such distribution shall be made as soon as practicable after the beginning of such year (but not later than April 1st) and will consist of the prior December 31st balance in such Member's Individual Accounts. However, on and after January 1, 1996, if the Member is still employed by an Affiliated Employer on the date when the Member's initial post age 70(OMEGA) distribution is to be made, only the minimum required distribution under Code Section 401(a)(9) will be made, unless the Member duly elects a complete distribution. Any additional amount subsequently credited to such a Member's Individual Accounts will likewise be distributed as soon as practicable after the end of the calendar year when so credited, except that on and after January 1, 1996, if the Member is still so employed by an Affiliated Employer, only the minimum required distribution under Code Section 401(a)(9) will be made, unless the Member has duly elected a complete distribution.

         9.5 Member May Elect Form Of Payment: In determining which method permitted in Section 9.2 hereof shall be applicable to a Member, the Committee shall follow the Member's election.

         9.6 Minority Or Disability Payments: During the minority or incompetency of any person entitled to receive benefits hereunder, the Committee may direct the Trustee to make payments or distributions to the guardian of such person, or other persons as may be directed by the Committee. Neither the Committee nor the Trustee shall be required to see to the application of any payments so made, and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties.

         9.7 Qualified Joint And Survivor Annuity Requirements: Notwithstanding anything above to the contrary, any Member who is married on the date his benefit is to commence, whose Individual Accounts are in excess of Three Thousand Five Hundred Dollars ($3,500), and who elects a form of life annuity, shall be paid such annuity in the form of a monthly Qualified Joint and Fifty Percent (50%) Survivor Annuity, unless an election to the contrary is in effect in accordance with the subsequent provisions of this Section. Under this form, the balance of his applicable Individual Account or Accounts (for which a Qualified Joint and Fifty Percent (50%) Survivor Annuity is available) shall be used to purchase a monthly annuity from an insurance company with a monthly amount paid to the Member for his lifetime, and the spouse (to whom the Member was married when his benefit commenced), if surviving at the Member's death, shall receive thereafter for life a monthly benefit of fifty percent (50%) of the monthly amount paid to the Member. The last payment shall be made as of the first day of the month in which occurs the death of the last surviving of the Member and his spouse.

         Within a reasonable time before the Member's benefit commencement date, the Committee shall provide to the Member who elects a life annuity a written explanation of the terms and conditions of the Qualified Joint and Fifty Percent (50%) Survivor Annuity described herein and the effect of refusing it. If the Member wishes to elect a form of life annuity other than the Qualified Joint and Fifty Percent (50%) Survivor Annuity, such election will not become effective unless his spouse (if he has a spouse who can be located) consents in writing to such election, acknowledges the effect of such election and has such consent and acknowledgment witnessed by a Plan representative or a notary public. A properly completed benefit election form (furnished by the Committee) shall be returned to the Committee within the ninety (90) days prior to Member's benefit commencement date. If the Member files another election form after the earlier form and prior to his benefit commencement date, the earlier form shall be deemed annulled; provided, however, that unless the spouse duly revokes the right of consent as to such changes in election, the spouse's consent is required in the manner described above.

         9.8 Qualified Domestic Relations Orders: Distribution to an alternate payee under any "qualified domestic relations order" (as defined in Code Section 414(p)) may be made as soon as practicable after receipt of such order by the Committee hereunder unless such order duly requires later payment. However, nothing contained in a qualified domestic relations order shall have the effect of accelerating any vesting of benefits under this Plan.

         9.9 Direct Rollovers: This Section applies to distributions, including in-service withdrawals. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's distribution election, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:

         a. Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution under $200 that would otherwise be eligible for direct rollover, if such distribution includes the reissuance of a check originally issued prior to January 1, 1996 from a fund not maintained by The Vanguard Group.

         b. Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         c. Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         d. Direct Rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

         9.10 Transfers to Another Plan: If the employment of an Employee covered under this Plan is transferred to another job classification not covered by this Plan but covered by another plan of an Affiliated Employer, then the Employee's Individual Accounts hereunder may be transferred to such other plan if such other plan provides for receipt of such accounts thereunder.

                                    ARTICLE X

                Code Sections 402(g), 401(k) and (m) Limitations

         10.1 Dollar Limit: If a Member's Salary Deferral Contributions hereunder should exceed the dollar limit under Code Section 402(g) (subject to the cost-of-living adjustment set forth in Code Section 402(g)(5)), in any taxable year of the Member, the excess (adjusted for earnings or losses thereon) shall be distributed to the Member. If the Member also participates in another elective deferral program (within the meaning of Code Section 402(g)(3)) and if, when aggregating his elective deferrals under all such programs, an excess of deferral contributions arises under the dollar limitation in Code Section 402(g) with respect to such Member, the Member shall, no later than March 1st following the close of the Member's taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (adjusted for earnings or losses thereon) shall be distributed to the Member after reduction by any excess contribution already distributed for such year under Section 10.2b hereof. Any distribution under this Section shall be made to the Member no later than the April 15th immediately following the close of the Member's taxable year for which such contributions were made.

         10.2     Deferral And Contribution Percentage Tests:

         a. Highly Compensated Employee: For purposes of this Section, after 1986, the term Highly Compensated Employee shall mean any Employee who, during the Plan Year of determination or the immediately preceding Plan Year:

         (i) was at any time during such year(s) a five percent (5%) owner (as defined in Code Section 416(i)(1));

         (ii) received compensation (as defined below) from the Affiliated Employers in excess of Seventy-Five Thousand Dollars ($75,000);

         (iii) received compensation (as defined below) from the Affiliated Employers in excess of Fifty Thousand Dollars ($50,000) and was in the top twenty percent (20%) of the Employees of all Affiliated Employers (when ranked on the basis of compensation paid during such year); excluding, however, for purposes of determining the top twenty percent (20%):

                  (A)      Employees who have not completed at least six (6)
                            months of service;

                  (B) Employees who normally work less than seventeen and one-half (17(OMEGA)) hours per week;

                  (C) Employees who normally work not more than six (6) months during any Plan Year;

                  (D)      Employees who have not attained age twenty-one (21);

                  (E) Employees covered under a collective bargaining agreement (to the extent permitted in appropriate regulations); and

                  (F) Employees who are nonresident aliens and who receive no earned income (as defined in Code Section 911(d)(2) which constitutes income from sources within the United States (within the meaning of Code
                           Section 861(a)(3)); or

         (iv) was at any time an officer and received compensation (as defined below) greater than fifty percent (50%) of the dollar limitation in effect under Code Section 415(b)(1)(A) for such Plan Year; provided that, for purposes of this subparagraph
                  (iv):

                  (A) no more than fifty (50) Employees (or if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) of the Affiliated Employers shall be considered as officers, and

                  (B) if in such Plan Year, no officer satisfied the requirements set forth in this subparagraph (iv) above, the highest paid officer of the Affiliated Employers during such Plan Year shall be considered an officer.

         (1) For purposes of this Section, the term "compensation" shall have the same meaning as in Code Section 415(c)(3), without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B), and 403(b) in the case of contributions made by an Affiliated Employer under a salary reduction agreement. Thus "compensation" includes taxable income reported on form W-2 (or its equivalent) plus salary reduction amounts under said Code Sections.

         (2) For purposes of determining whether an Employee is highly compensated in the Plan Year for which the determination is being made, any Employee not described in subparagraphs (ii), (iii), or (iv) above for the preceding year (disregarding this paragraph (2)), shall not be treated as described in subparagraphs (ii), (iii), or (iv) above unless such Employee is a member of the group consisting of the one hundred (100) Employees of the Employer who were paid the highest compensation during the Plan Year for which such determination is being made. Notwithstanding the preceding sentence nor the first sentence in paragraph (a) above in this Section, if the Employer so elects, the determination described in said paragraph (a) above will be made only for the Plan Year of determination if such Plan Year is a calendar year and no such determination will be made for the immediately preceding Plan Year, in which event the preceding sentence in this such paragraph (2) will not apply; provided, however, the Employer may only make such election if the same election is made as to all plans, entities and arrangements of the Employer with respect to which a determination of Highly Compensated Employees is necessary.

         (3) For purposes of this Section, if any individual is a member of the family (spouse, and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants) of a five-percent (5%) owner or of a Highly Compensated Employee in the group consisting of the ten (10) highly compensated Employees paid the greatest compensation during such Plan Year, then the following provisions shall be applicable:

         (A)    such family member shall not be considered a separate Employee,

         (B) any compensation paid to such family member (as well as any applicable contribution (or benefit) paid to or on behalf of such person) shall be treated as if it were paid to (or on behalf of) said five-percent (5%) owner or Highly Compensated Employee, and

         (C) any excess as to such aggregated family members under the following provisions of this Section shall be allocated among such family members on the basis of their respective contributions combined for purposes of determining such excess.

         (4) For purposes of this Section, former Employees shall be treated as Highly Compensated Employees, if:

         (A) such an Employee was a highly compensated Employee upon termination of employment with the Affiliated Employers; or

         (B) such an Employee was a highly compensated Employee at any time after attaining age fifty-five (55).

         However, former Employees are disregarded when determining the top twenty-percent (20%), the top one-hundred (100) or the includible officers group above.

         b. Deferral Percentage Test: Each Plan Year the Committee shall determine:

         (i) The "deferral percentage" for each Employee who is then eligible for salary deferrals, which shall be the ratio of the amount of such Employee's salary deferral for such Plan year to the Employee's compensation (as defined in a.(1) above, subject to the dollar limitation set forth in Section 2.2(f) hereof), for such Plan Year.

         (ii) The "highly compensated deferral percentage", which shall be the average of the "deferral percentages" for all Highly Compensated Employees then eligible for salary deferrals.

         (iii) The "nonhighly compensated deferral percentage", which shall be the average of the "deferral percentages" for all Employees then eligible for salary deferrals who were not included in the "highly compensated deferral percentage" in (2) above.

         In no event shall the "highly compensated deferral percentage" exceed the greater of:

                  (A) a deferral percentage equal to one and one-fourth (1 1/4) times the "nonhighly compensated deferral percentage"; and

                  (B) a deferral percentage equal to two (2) times the "nonhighly compensated deferral percentage" but not more than two (2) percentage points greater than the "nonhighly compensated deferral percentage".

         If the above deferral percentage test would otherwise be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every contribution included in the "highly compensated deferral percentage" for a Member whose deferral percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such deferral percentage test and the amount of such contribution, to the extent revoked, shall constitute an "excess contribution" to be distributed to such Member (adjusted for earnings and losses thereon) within two and one-half (2(OMEGA)) months following the close of the Plan Year for which such contribution was made. Such excess shall first be reduced by any excess deferral for such Plan

Year already distributed to the Member under Section 10.1 hereof. To determine the amount of the excess contribution and the Members to whom the excess contributions are to be distributed, the Salary Deferral Contributions of Highly Compensated Employees shall be reduced in order of the deferral percentages beginning with the Highly Compensated Employee with the highest of the deferral percentages. The actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced by the amount required to cause the Employee's actual deferral percentage to equal the percentage of the Highly Compensated Employee with the next highest actual deferral percentage. If a lesser reduction would satisfy the actual deferral percentage test, only this lesser reduction shall be made. This process will be repeated until the deferrals satisfy the actual deferral percentage test. The highest actual deferral percentage remaining under the Plan after completion of the above leveling procedure is the highest permitted actual deferral percentage. In no case may the amount of excess contributions to be distributed for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Salary Deferral Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

         If a Highly Compensated Employee participates in two or more plans maintained by the Employer or Affiliated Employer, that are subject to the deferral percentage test, then such Employee's deferral percentage shall be determined by aggregating his participation in all such plans.

         c. Contribution Percentage Test: Each Plan Year the Committee shall (subject to e. below) determine:

         (i) The "contribution percentage" for each Employee who is then eligible to receive Matching Employer Contributions, which shall be the ratio of the amount of such Employee's Matching Employer Contribution to the Employee's compensation (as defined in a.(1) above, subject to the dollar limitation set forth in Section 2.2(f) hereof), for such Plan Year.

         (ii) The "highly compensated contribution percentage", which shall be the average of the "contribution percentages" for all eligible Highly Compensated Employees.

         (iii) The "nonhighly compensated contribution percentage", which shall be the average of the "contribution percentages" for all Employees then eligible who were not included in the "highly compensated contributions percentage" in (2) above.

         In no event shall the "highly compensated contribution percentage" exceed the greater of:

                  (A) a contribution percentage equal to one and one-fourth (1-1/4) times the "nonhighly compensated contribution percentage"; and

                  (B) a contribution percentage equal to two (2) times the "nonhighly compensated contribution percentage" but not more than two (2) percentage points greater than the "nonhighly compensated contribution percentage".

         If the above contribution percentage test would otherwise be violated as of the end of the Plan Year, then notwithstanding any other provision hereof every contribution included in the "highly compensated contribution percentage" for a Member whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentages test and the amount of such contribution, to the extent revoked, shall constitute an "aggregate excess contribution" to be distributed to such Member (adjusted for earnings or losses thereon) or forfeited, if applicable, within two and one-half (2(OMEGA)) months following the close of the Plan Year for which such contribution was made. To determine the amount of aggregate excess contributions and the Members to whom the aggregate excess contributions are to be distributed, the applicable contributions of Highly Compensated Employees are reduced in the order of their contribution percentage beginning with the Highly Compensated Employee with the highest contribution percentage. The actual contribution percentage of the Highly Compensated Employee with the highest actual contribution percentage is reduced by the amount required to cause the Employee's actual contribution percentage to equal the percentage of the Highly Compensated Employee with the next highest actual contribution percentage. If a lesser reduction would satisfy the actual contribution percentage test, only this lesser reduction shall be made. This process will be repeated until the Plan satisfies the actual contribution percentage test. The highest actual contribution percentage remaining under the Plan after completion of the above leveling procedure is the highest permitted actual contribution percentage. In no case may the amount of excess aggregate contributions with respect to any Highly Compensated Employee exceed the amount of Employee and Matching Employer Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

         If a Highly Compensated Employee participates in two (2) or more plans maintained by the Employer or Affiliated Employer that are subject to the contribution percentage test, then such Employee's contribution percentage shall be determined by aggregating his participation in all such plans. In addition, if the Employer maintains two (2) or more plans subject to the contribution percentage test and such plans are treated as a single plan for purposes of the coverage requirements for qualified plans under Code Section 410(b), then such plans are treated as a single plan for purposes of the contribution percentage test.

         d. No Multiple Use of Alternative Limitation: As to Members subject to both of the limits in b. and c. above, additional reductions of the otherwise applicable limits shall be made as necessary to prevent multiple use of the alternative limitation (i.e., the two times or two percentage point limitation) in accordance with Treas. Reg. 1.401(M)-2.

         e. Collective Bargaining Employees: Any collective bargaining unit Employees hereunder shall be disregarded when the above deferral and contribution percentage tests are applied to nonbargaining Employees. Each collective bargaining unit with Employees who are eligible to make salary deferral elections hereunder shall be separately subject to the deferral percentage test, or, if there is more than one collective bargaining unit with Employees eligible to make salary deferrals hereunder, such bargaining units may be aggregated in groups of two or more and each group shall be separately subject to the deferral percentage test, as determined each year by the Committee. The above contribution percentage test is deemed to be automatically met by any collective bargaining unit Employees otherwise subject to such test.

                                   ARTICLE XI

                             Code Section 415 Limits

         11.1 Limit On Annual Additions Under Code Section 415: Contributions hereunder shall be subject to the limitations of Code Section 415, as provided in this Section.

         a. Definitions: For purposes of this Section the following definitions shall apply:

         (1) "Annual Addition" shall mean the sum of the following additions to a Member's Individual Account for the Limitation Year:

                  (a) Employer contributions (including salary reduction contributions);

                  (b)      His own (after-tax) contributions, if any;

                  (c)      Forfeitures, if any.

                  Annual Additions to other Employer defined contribution plans (also taken into account when applying the limitations described below) shall include any voluntary employee contributions to an account in a defined benefit plan and any employer contributions to an individual retirement account or annuity under Code Section 408 or to a medical account for a key employee under Code Section 401(h) or 419A(d), except that the 25%-of-pay limit below shall not apply to employer contributions to a key employee's medical account after his separation from service.

         (2) "Earnings" for any Limitation Year shall be the Employee's compensation received for personal services actually rendered in the course of employment with the Employer and reported as taxable income on Form W-2 (or subsequent equivalent).

         b. Defined Contribution Plan(s) Only: The Annual Addition to a Member's Individual Account hereunder (together with the Annual Additions to the Member's account(s) under any other qualified defined contribution plan(s) maintained by an Affiliated Employer) for any Limitation Year may not exceed the lesser of:

         (1) Thirty Thousand Dollars ($30,000.00), and for each year thereafter the dollar amount prescribed by the Secretary of the Treasury, to take into account any cost-of-living adjustment under Section 415(d) of the Code, or

         (2) Twenty-five percent (25%) of the Member's Earnings for the Limitation Year.

         c. Defined Contribution And Defined Benefit Plans: If, in any Limitation Year, a Member also participates in one (1) or more qualified defined benefit plans maintained by any Affiliated Employer (whether or not terminated), then for such Limitation Year, the sum of the Defined Benefit Plan Fraction (as defined below) for such Limitation Year and Defined Contribution Plan Fraction (as defined below) for such Limitation Year shall not exceed one (1.0).

         The Defined Benefit Fraction for any Limitation Year shall mean a fraction (a) the numerator of which is the projected annual benefit of the member under the qualified defined benefit plan(s) (determined as of the close of the Limitation Year), and (b) the denominator of which is the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation under Code Section 415(b)(1)(A) or One Hundred Forty Percent (140%) of the percentage limitation under Code Section 415(b)(1)(B) for the year of determination (taking into account the effect of Section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982).

         The Defined Contribution Fraction for any Limitation Year shall mean a fraction (a) the numerator of which is the sum of the Annual Additions (as defined during each applicable Limitation Year) to the Member's accounts under all qualified defined contribution plans maintained by an Affiliated Employer as of the close of the Limitation Year (subject to reduction to the extent permitted under the transition rule in Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982), and (b) the denominator of which is the sum of the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation under Code Section 415(c)(1)(A) or One Hundred Forty Percent (140%) of the percentage limitation under Code Section 415(c)(1)(B), for such Limitation Year and for all prior Limitation Years during which the Employee was employed by an Affiliated Employer (provided, however, at the election of the Committee, the denominator shall be increased by using for Limitation Years ending prior to January 1, 1983, an amount equal to the denominator in effect for the Limitation Year ending in 1982, multiplied by the transition fraction provided in Code
Section 415(e)(6)(B)).

         If, in any Limitation Year, the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for a Member would exceed one (1.0) without adjustment of the amount of Annual Additions that can be allocated to such Member under paragraph b. of this Section, then the amount of maximum annual benefit that can be paid to such Member under any qualified defined benefit plan(s) maintained by an Affiliated Employer, shall be reduced to the extent necessary to reduce the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for such Member to one (1.0).

         d. Excess Allocation: If forfeitures available for allocation or if a reasonable error in either estimating a Member's Earnings or in determining the Member's elective deferrals (under Code Section 402(g)(3)) or if other circumstances acceptable to the Internal Revenue Service would cause the limitation on Annual Additions described above to be exceeded, then the amount of such excess shall be disposed of as follows:

         (1) The excess will be refunded to the Member from the Member's after-tax contributions for such year, if any (together with any investment gain).

         (2) If any excess remains, it will be taken from the Member's elective pre-tax contributions for such year, if any, that are not eligible for an Employer matching contribution and either held by the Plan to be applied as an elective pre-tax contribution for the Member in the following year or refunded to the Member (together with any investment gain).

         (3) If any excess remains, it will be allocated proportionately between the Member's remaining elective pre-tax contributions, if any, and Employer matching contributions, if any, for such year, with the elective pre-tax contribution portion either applied as an elective pre-tax contribution for the Member in the following year or refunded to the Member (together with any investment gain) and the Employer matching contribution portion forfeited and applied to reduce future Employer matching contributions hereunder.

         (4) If any excess remains, it shall be forfeited from any other Employer contributions made for such Member for such year and applied to reduce future Employer contributions hereunder.

         (5) If any excess remains attributable to another Affiliated Employer's defined contribution plan, such excess shall be disposed of in accordance with such other plan.

         To the extent that the Committee determines that contributions not yet made to the Plan on behalf of Members would cause an excess hereunder if actually made to the Plan, the Committee may apply the above limitations prospectively to limit the contribution amount actually receivable by the Plan for such Member.

                                   ARTICLE XII

                             Top-Heavy Requirements

12.1     Top-Heaviness and Plan Aggregation:

         a. Determination Of Top-Heaviness: Subject to b. of this Section, this Plan will be considered to be top-heavy in any Plan Year if the aggregate value of the account balances of key Employees hereunder is greater than sixty percent (60%) of the aggregate value of all account balances hereunder. For purposes of determining whether such top-heaviness exists in any such Plan Year the following provisions shall be applicable:

         (1) A key Employee is any individual (whether or not deceased) who, at any time during the five (5) Plan Years immediately preceding the current Plan Year, was:

                  (i) an officer of the Employer or Affiliated Employer having an annual compensation from the Employer and/or Affiliated Employer (as reported on income tax form W-2 or its equivalent) greater than Fifty Percent (50%) of the defined benefit plan dollar limitation in effect under Code Section 415(b)(1)(A) for any such Plan Year (except that no more than fifty (50) Employees or, if less, the greater of three (3) and ten percent (10%) of the Employees, shall be treated as officers), or

                  (ii) one of the ten (10) Employees having an annual compensation from the Employer and/or Affiliated Employer (as reported on income tax form W-2 or its equivalent) greater than the defined contribution plan dollar limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning under Code Section 416(i)(1)) both more than a one-half percent (1/2%) interest and the largest interests in the Employer, or

                  (iii) a five percent (5%) owner of the Employer (taking into account ownership he would be considered to have under Code Section 416(i)(1)), or

                  (iv) a one percent (1%) owner of the Employer (taking into account ownership he would be considered to have under Code Section 416(i)(1)) having annual compensation from the Employer and/or an Affiliated Employer during any calendar year (as reported on income tax Form W-2 or its equivalent) of more than One Hundred Fifty Thousand Dollars ($150,000).

                  The term "compensation" as used above in this paragraph (1) shall have the same meaning as in Code Section 415(c)(3), without regard to Code Sections 125, 402(a)(8), and 402(h)(1)(B), and Code
         Section 403(b) in the case of contributions made by an Affiliated Employer under a salary reduction agreement. Thus "compensation" includes taxable income reported on form W-2 (or its equivalent) plus salary reduction amounts under said Code Sections.

         Any Employee who is not a key Employee is a nonkey Employee.

         (2) For purposes of this Section, if a former Employee has not performed any services for the Employer at any time during the five (5) Plan Years immediately preceding the current Plan Year, any account balance remaining hereunder for such former Employee shall not be taken into account. Also, any account balance attributable to deductible employee contributions (under Code Section 219) or attributable to a rollover initiated by an Employee from the plan of an employer that is not an Affiliated Employer shall not be taken into account under this Section.

         (3) The value of any account balance shall be determined as of the most recent Valuation Date within the preceding Plan Year, except that in the first Plan Year hereunder such account balance shall be determined as of the most recent Valuation Date within such first Plan Year. Such value shall include any contributions allocable as of such date.

         (4) The value of any account balance shall be increased to include any payment thereof made hereunder prior to the Valuation Date as of which such value is being determined, provided any such payment was made within the five (5) Plan Years immediately preceding the current Plan Year. If an account balance has been fully paid out prior to such Valuation Date, but within the five (5) Plan Years immediately preceding the current Plan Year, the amount thereof shall be taken into account, except that such amount shall not be taken into account hereunder if the paid out amount was either (i) rolled over or transferred to another plan of the Employer or Affiliated Employer or (ii) rolled over or transferred to any other plan but not at the direction of the Employee who had accrued such account.

         (5) If an Employee or former Employee for whom an account balance was maintained hereunder died prior to such Valuation Date, the value, if any, taken into account hereunder with respect to such individual shall include the sum of any payments made to him prior to such Valuation Date and within the five (5) Plan Years immediately preceding the current Plan Year, together with the amount, as of such Valuation Date, of any remaining account balance payable hereunder to the Beneficiary of such individual plus the sum of any payments made to such Beneficiary hereunder prior to such Valuation Date and within the five (5) Plan Years immediately preceding the current Plan Year.

         (6) If an Employee or former Employee (whether or not deceased) with respect to whom an account balance would be taken into account, as described above, was previously a key Employee, but as of the last day of the immediately preceding Plan Year was no longer a key Employee, then no account balance or payments thereof with respect to him or his Beneficiary shall be taken into account in making the top-heavy determinations described in this Section.

         (7) The top-heavy status of this Plan, including the identification of key Employees, will be determined as of each Plan Year's determination date, which shall be (i) as to the first Plan Year, the last day of such year and (ii) as to each subsequent Plan Year, the last day of the immediately preceding Plan Year.

         b. Aggregation With Other Plans: The aggregation of this Plan with other plans for purposes of determining top-heavy status shall be in accordance with the following:

         (1) Required Aggregation: If a key Employee under this Plan also participates in another plan of the Employer or Affiliated Employer which is qualified under Code Section 401(a) or which is a simplified employee pension plan under Code Section 408(k), or if this Plan and another plan must be aggregated so that either this Plan or the other plan will meet the antidiscrimination and coverage requirements of Code Section 401(a)(4) or 410, then this Plan and any such other plan will be aggregated for purposes of determining top heaviness. This Plan will automatically be deemed top-heavy if such required aggregation of plans is top-heavy as a group and will automatically be deemed not top-heavy if such required aggregate of plans is not top-heavy as a group.

         (2) Permissive Aggregation: Any other plan of the Employer or Affiliated Employer which is qualified under Code Section 401(a) or which is a simplified employee pension plan under Code Section 408(k), and which is not in the required aggregation referenced in (1) above, may be aggregated with this Plan (and with any other plan(s) in the required aggregation group in (1) above) for purposes of determining top heaviness if such aggregation would continue to meet the antidiscrimination and coverage requirements of Code Sections 401(a)(4) and 410. This Plan will automatically be deemed not top-heavy if such permissive aggregation of plans is not top-heavy as a group.

         (3) Determining Aggregate Top-Heavy Status: The top-heavy status of the plans as a group is determined by aggregating the plans' respective top-heavy determinations that are made as of determination dates that fall within the same calendar year.

         12.2 Effects Of Top-Heaviness: If this Plan becomes top-heavy, the following special provisions shall apply except (i) in the case of an Employee hereunder who is also covered by another top-heavy qualified defined contribution plan of an Affiliated Employer, the top-heavy minimum allocation in
a. below shall not apply if the top-heavy minimum allocation under such other plan is applied to such Employee thereunder, and (ii) in the case of an Employee hereunder who is also covered by a top-heavy qualified defined benefit plan of an Affiliated Employer, the top-heavy minimum allocation in a. below shall not apply if the top-heavy minimum benefit under such other plan is applied to such Employee thereunder, but if such top-heavy minimum benefit is not applied to such Employee, then the top-heavy minimum allocation in a. below shall be applied except that the percentage shall be five percent (5%).

         a. Minimum Allocation: If any Employee is covered under this Plan during any Plan Year when the Plan is top-heavy, he shall, during such Plan Year, receive an allocated Employer contribution (subject to the vesting requirements of this Plan and other than an elective contribution under Code
Section 401(k)) at least equal to a percentage of his considered compensation (defined below) for such Plan Year, which percentage shall be the lesser of:

         (i)      three percent (3%), and

         (ii) the actual percentage that the allocation of Employer contributions and forfeitures, including elective contributions under Code Section 401(k), received for such Plan Year by the key Employee receiving the largest such allocation, represented as a percentage of such key Employee's considered compensation (defined below).

         An Employee's considered compensation is the amount of compensation he received from the Employer for such Plan Year (not in excess of the dollar limitation in Section 2.2(f) hereof) reportable on income tax Form W-2 or its equivalent.

         b. Adjustments To Code Section 415 Limits: If this Plan is top-heavy during any Plan Year, the combined plan limitations of Code Section 415, as described in Section 11.1 hereof, shall be applied for such Plan Year by substituting "One Hundred Percent (100%)" for "One Hundred Twenty-Five Percent (125%)" wherever the latter term appears in said Section 11.1 hereof.

                                  ARTICLE XIII

                                 Administration

         13.1 Appointment Of Committee: Responsibility for administration of this Plan shall be with the Corporation, which shall be the Plan Administrator hereunder. The Corporation, as Plan Administrator, shall appoint a Committee consisting of at least three (3) persons who shall assist the Plan Administrator in the administration of this Plan, but who shall have no responsibility for the management or investment of Plan assets. All action taken by the Committee shall be deemed actions taken by the Plan Administrator and the Plan Administrator shall, alone, have fiduciary responsibility in connection with such actions, except with respect to willful misconduct or gross negligence. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Plan Administrator, and any expenses not paid by the Plan Administrator shall be paid by the Trustee out of the principal or income of the Trust. The members of the Committee shall not receive compensation with respect to their services for the Committee. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory or unless required by the Plan Administrator. The Plan Administrator may pay the premiums on any bond secured under this Section including the purchase of fiduciary liability insurance for any person who becomes a fiduciary under this Plan.

         13.2 Committee Powers And Duties: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

         a. to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

         b.       to prescribe rules for the operation of the Plan;

         c. to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

         d. to employ an independent qualified public accountant to examine the books, records, and any financial statements and schedules which are required to be included in the annual report;

         e. to file with the appropriate government agency (or agencies) the annual report, plan description, summary plan description, and other pertinent documents which may be duly requested;

         f. to file such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

         g. to furnish each Employee and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

         h. to furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employee's or Beneficiary's total account balances and nonforfeitable benefits, if any;

         i. to furnish to an Employee a statement containing information contained in a registration statement (Schedule SSA) required by Section 6057(a)
(2) of the Code prior to the time prescribed by law to file such registration if such statement contains information regarding the Employee;

         j. to maintain all records necessary for verification of information required to be filed with the appropriate government agency (or agencies);

         k. to report to the Trustee all available information regarding the amount of benefits payable to each Employee, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan;

         l. to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

         m. to delegate to any individual(s) such of the above powers and duties as the Committee deems appropriate; and

         n. to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel.

         The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances.

         A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board of Directors of the Corporation will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         13.3 Claims Procedure: The Committee may prescribe procedures for obtaining benefits and is required to provide a notice in writing to any person whose claim for benefits under this Plan has been denied, setting forth (1) the specific reasons for such denial, (2) the specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the Plan's claim review procedure as described below, including the name and address of the party to whom an appeal should be sent.

         A claimant has the right to appeal a denial of claim by written application to the Committee within sixty (60) days of notice of denial or, if no such notice has been given, at the end of the expiration of a reasonable period of time after the claim was filed. The claimant, or a duly authorized representative, may review pertinent documents and may submit issues and comments in writing to the Committee.

         After the Committee reviews the claims appeal, a final decision shall be made and communicated to the claimant within sixty (60) days of receipt of the appeal by the Committee, unless special circumstances require an extension. Such extension cannot extend beyond one hundred twenty (120) days after receipt of the appeal by the Committee. The communication shall be set forth in writing in a manner calculated to be understood by the claimant and shall identify the reasons for the denial and shall reference any pertinent Plan provisions upon which the denial is based.

         13.4 Committee Procedures: The Committee shall adopt such bylaws as it deems desirable. The Committee shall elect one of its members as chairman and shall elect a secretary who may, but need not, be a member of the Committee. The Committee shall advise the Trustee of such elections in writing. The Secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.

         13.5 Authorization Of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner, as it may deem convenient or proper, all reports from the Trustee.

         13.6 Payment Of Expenses: All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee's fees, shall be paid by the Trust unless paid by the Employer and/or the Employees.

         13.7 Unclaimed Benefits: Any unclaimed benefit held hereunder for a former Member who cannot be found, after reasonable efforts have been made by the Committee, may be applied to pay plan expenses or to offset any Employer contributions hereunder, provided that if the Member duly makes a subsequent claim for such benefit, the Employer will make a special contribution equal to the amount that was so applied to pay expenses or offset Employer contributions (together with appropriate interest determined by the Committee) and such special contribution will then be paid hereunder to said Member.

         13.8 Indemnity: The Employer indemnifies and saves harmless any member of the Board of Directors of the Employer and any Employee of the Employer from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under this Plan or Trust, or both, including all expenses reasonably incurred in such person's defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section shall not relieve any such person of any liability he may have under ERISA for breach of a fiduciary duty.

         13.9     Investment Committee:

         a.        Composition of the Investment Committee:   The Board of
Directors of the Corporation shall appoint an Investment Committee of three to five members.

         b. Duties: The Investment Committee is responsible for the following duties under the Plan:

         (i) Selecting investment alternatives offered under the Plan, one of which shall be the Raytheon Common Stock Fund. The selection of these investment alternatives shall be made in accordance with section 404(c) of ERISA and with the intent that the Plan operate as a section 404(c) plan. In addition, the Investment Committee shall not select as an investment alternative any investment that would involve a transaction between the Plan and the Corporation or any Affiliated Employer or a loan from the Plan to the Corporation or any Affiliated Employer.

         (ii) Selecting a fund for the investment of assets under the Plan with regard to which a Member or Beneficiary has the opportunity to exercise control but for which no investment direction has been provided.

         (iii) Receiving investment direction from Members or Beneficiaries. This responsibility may be delegated to another Plan fiduciary by the Investment Committee.

         (iv)     Establishing the procedures required by section
                  5.4(b)(6)(d)(vii) of the Plan to keep information related to investment in or exercise of rights associated with the Raytheon Common Stock Fund confidential and ensuring that such procedures are sufficient to preserve the confidentiality of that information.

         (v) Establishing a procedure for the appointment of a fiduciary not affiliated with the Corporation in the event that the Investment Committee determines that there exists a situation in which the potential for undue employer influence upon Members or Beneficiaries exists with regard to the direct or indirect exercise of shareholder rights associated with Member or Beneficiary investment in the Raytheon Common Stock Fund.

                                   ARTICLE XIV

                                   Trust Fund

         14.1 Establishment Of Trust Fund: A Trust Fund shall be established for the purpose of receiving contributions, and paying benefits, under this Plan. A Trustee (or Trustees) shall be appointed under the terms of a trust agreement to administer the Trust Fund in accordance with the terms of such trust agreement.

         14.2 Payment Of Contributions To Trust Fund: All contributions under this Plan shall be paid to the Trust Fund and shall be held, invested and reinvested by the Trustee in accordance with the terms of the trust agreement. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Employees, as provided in the Plan, and shall be used to pay benefits to Employees or their beneficiaries, or to pay expenses of administration of the Plan and Trust Fund, except as provided in Section 18.4 hereof.

         14.3 Bonding Of Trustee: No Trustee shall be required to furnish any bond or security for the performance of its powers and duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory.

                                   ARTICLE XV

                 Adoption And Withdrawal By Other Organizations

         15.1 Procedure For Adoption: Subject to the further provisions of
Section 15.3, any corporation or other organization with employees, now in existence or hereafter formed or acquired, which is not already an Employer under this Plan and which is otherwise legally eligible, may, in the future, with the consent and approval of the Corporation, by formal resolution of its own board or governing authority, adopt the Plan hereby created and the related Trust, for all or any classification of persons in its employment, and thereby, from and after the specified effective date become an Employer under this Plan. Such adoption shall be accomplished by and evidenced by a formal designation resolution of the Corporation, and by such formal resolution of the adopting organization consented to by the Corporation. The adoption resolution may contain such specific changes and variations in Plan or Trust terms and provisions applicable to such adopting Employer and its Employees, as may be acceptable to the Corporation and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent, to the Plan or Trust is reserved by the Corporation. The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan, as then amended or thereafter amended, and the related Trust. It shall not be necessary for the adopting organization to sign or execute the original or the amended Plan and Trust documents. The effective date of the Plan for any such adopting organization shall be that stated in the resolution of adoption, and from and after such effective date such adopting organization shall assume all the rights, obligations and liabilities of an individual Employer entity hereunder and under the Trust. The administrative powers and control of the Corporation, as provided in the Plan and Trust, including the sole right to amendment, and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust.

         15.2 Withdrawal: Any participating Employer by action of its Board of Directors or other governing authority and notice to the Corporation and Trustee, may withdraw from the Plan and Trust at any time without affecting other Employers not withdrawing, by complying with the provisions of the Plan and Trust. A withdrawing Employer may arrange for the continuation by itself or its successor, of this Plan and Trust in separate form for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust assets. The Corporation may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

         15.3 Adoption Contingent Upon Initial And Continued Qualification: The adoption of this Plan and its related Trust by an organization as provided in
Section 15.1 is hereby made contingent and subject to the condition precedent that said adopting organization meets all the statutory requirements for qualified plans, including but not limited to Sections 401(a) and 501(a) of the Code for its employees. The adopting organization shall request an initial approval letter of determination from the appropriate District Director of Internal Revenue Service to the effect that the Plan and Trust herein set forth or as amended before the receipt of such letter, meets the requirements of the applicable federal statutes for tax qualification purposes for such adopting organization and its covered employees. Unless such an initial approval letter is issued, such adoption shall become void and inoperative and any contribution made by or for such organization shall be promptly refunded by the Trustee. Furthermore, if the Plan or the Trust in its operation, becomes disqualified for such purposes for any reason, as to such adopting organization and its employees, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending either the prompt (1) requalification of the Plan and Trust as to such organization and its employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status thereof as to other Employers, or (2) withdrawal of such organization from this Plan and Trust and a continuation by itself or its successor, of its plan and trust separately from this Plan and Trust, or by merger with another existing plan and trust, with a transfer of said segregated portion of Trust assets, as provided by Section 15.2, or (3) taking of such other action as shall be acceptable to the Corporation.

                                   ARTICLE XVI

                                   Amendments

         16.1 Right To Amend: The Board of Directors of the Corporation (or other body duly authorized by such Board) reserves the right to make from time to time any amendment or amendments to this Plan which do not permit reversion of any part of the Trust Fund to the Employers except as provided in Section
18.4 and which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Employees included in this Plan and which do not, directly or indirectly, reduce any Member's account balance unless such amendment is required in order to maintain the Plan's qualified status under Code Section 401(a). Any one of the Corporation's three selected Vice Presidents (the selected Vice Presidents are: (i) Vice President, Corporate Relations and Administration, (ii) Vice President, Finance and Chief Financial Officer, and (iii) Vice President, Secretary and General Counsel) is also authorized to make, on behalf of the Corporation, any amendment or amendments to this Plan (or related Trust), provided any such amendment is for the purpose of: (i) meeting applicable requirements for compliance with the Code or ERISA or other applicable law where there are either no options as to the method of compliance or where the costs associated with each of two or more alternative methods of compliance are generally the same or not significant in amount as to the selected method of compliance or (ii) simplifying, improving or clarifying practices or procedures under the Plan or Trust, without significantly increasing Employer costs.

         Upon delivery to an Employer of an executed copy of an amendment properly authorized and adopted by the Corporation, the Plan as to such Employer shall be thereupon amended in accordance therewith.

                                  ARTICLE XVII

                           Withdrawal And Termination

         17.1 Employer Withdrawal: An Employer may at any time, by adoption of a resolution, withdraw from the Plan with respect to any or all of the Employees employed by said Employer.

         Upon an Employer's liquidation, bankruptcy, insolvency, sale, consolidation, or merger to or with another organization which is not an Employer hereunder, or upon an adjudication or other official determination of a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver, or other legal custodian is appointed for the purpose of operation or liquidation of an Employer, such Employer (or its successor) will automatically be withdrawn from this Plan with respect to all of its Employees, unless the Corporation and such Employer (or its successor) agree to its continued participation hereunder.

         Any such withdrawal of an Employer from this Plan will be carried out in a manner intended to meet the requirements of Section 401(a) of the Internal Revenue Code. The Corporation may require that an advance determination letter be obtained from the Internal Revenue Service approving the terms of any such withdrawal.

         Upon the consolidation or merger of two (2) or more of the Employers under this Plan with each other, no such withdrawal will occur, but the surviving Employer or organization shall succeed to all the rights and duties under the plan and trust of the Employers involved.

         17.2 Transfers Of Plan Assets And Plan Mergers: The Plan and Trust shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other plan, unless either (i) each Participant in the Plan (if the Plan then terminated) receives a benefit immediately after such merger, consolidation, or transfer, which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer (if the Plan had then terminated) or (ii) the conditions in (i) are deemed to be met due to compliance with the procedures set forth in Treasury Regulation 1.414(1)-1 regarding plan mergers and transfers.

         17.3 Plan Termination: The Corporation may at any time, by adoption of a resolution, terminate this Plan with respect to itself and all other Employers hereunder. This Plan shall automatically terminate if all Employers cease to exist and no successor continues the Plan.

         A partial termination of this Plan will occur if required under the qualification requirements of Section 401(a) of the Code.

         17.4 Suspension And Discontinuance Of Contributions And Plan
Termination: If the Employer decides it is impossible or inadvisable to continue to make its contributions hereunder, it shall have the power to:

                  (a)      suspend contributions to the Plan; or

                  (b)      discontinue contributions to the Plan; or

                  (c)      terminate the Plan as to its Employees.

         Suspension shall be temporary cessation of contributions and such a suspension which has not ripened into a complete and permanent discontinuance shall not require any vesting of Individual Accounts.

         In the event of a discontinuance of contributions, Employees who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefit, and no additional benefits attributable to Employer contributions shall accrue to any of the Members unless contributions are resumed. After the date of discontinuance of contributions, the Trust shall remain in existence as provided in this Section, and the provisions of the Plan and Trust shall remain in force as may be necessary in the sole opinion of the Committee. A certified copy of such decision or resolution shall be delivered to the Trustee, and as soon as possible thereafter, the Trustee shall send or deliver to each Member or Beneficiary concerned a copy thereof.

         17.5 Liquidation Of Trust Fund: Upon termination, or partial termination, of the Plan, the proportionate interests of the affected Members and their Beneficiaries shall be liquidated after provision is made for the expenses of administration, termination and liquidation, except that a Member's Employer Stock may not be liquidated without the Member's consent unless required to pay Plan expenses. Thereafter, the Trustee shall distribute as soon as administratively feasible the amount to the credit of each such Member and Beneficiary as the Committee shall direct. All such distributions under this Section will be subject to the restrictions in 11.4 and 11.7 hereof.

                                  ARTICLE XVIII

                               General Provisions

         18.1 Nonguarantee Of Employment: Nothing contained in this Plan shall be construed as a contract of employment between an Employer and Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

         18.2 Manner Of Payment: Wherever and whenever it is herein provided for payments or distributions to be made, whether in money or otherwise, said payments or distributions shall be made directly into the hands of the Member, his Beneficiary, his administrator, executor or guardian, as the case may be. Deposit for the benefit of a Member in any account selected by a Member or Beneficiary hereunder shall be deemed payment into his hands, and provided further, that in the event any person otherwise entitled to receive any payment or distribution shall be a minor or an incompetent, such payment or distribution may be made to his guardian or other person as may be determined by the Committee.

         18.3 Nonalienation Of Benefits: Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. None of the unpaid Plan benefits or Trust assets shall be considered an asset of the Member in the event of his insolvency or bankruptcy.

         Notwithstanding the foregoing, the Committee may approve payment to an alternate payee based upon any "qualified domestic relations order" as defined in Code Section 414(p), and a Member may pledge his account, to the extent allowed under Section 10.2 hereof, as security for a loan made to such Member in accordance with Section 10.2 hereof and such payment or pledge shall not be deemed a prohibited alienation of benefits.

         18.4 Amounts Returnable To An Employer: In no event shall an Employer receive any amounts from the Trust, except such amounts, if any, as set forth below:

         a. In the event of a contribution made by an Employer by a mistake of fact, such contribution may be returned to such Employer within one year after payment thereof.

         b. If an Employer's determination letter issued by the District Director of Internal Revenue referred to in Section 15.3 hereof is an initial determination letter as to such Employer and is to the effect that the Plan and Trust herein set forth or as amended prior to the receipt of such letter do not meet the requirements of Sections 401(a) and 501(a) of the Code, such Employer shall be entitled at its option to withdraw, within one year of the receipt of such letter, all contributions made on and after its effective date, in which event the Plan and Trust shall then terminate as to such Employer and all rights of the Employees shall be those as if the Plan had never been adopted.

         c. Each contribution hereunder is conditioned upon the deductibility of such contribution under Section 404 of the Code and shall be returned to an Employer within one year if such deduction is disallowed (to the extent of the disallowance).

         18.5 Governing Law: This Plan and each of its provisions shall be construed and their validity determined by the application of the laws of the State of Texas, except to the extent such law is preempted by Federal statute.

                                   ARTICLE XIX

                              Fiduciary Provisions

         19.1 General Allocation Of Duties: Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Board of Directors of the Corporation shall have the sole responsibility for authorizing Employer contributions under the Plan and for terminating the Plan and it shall have the sole authority to appoint and remove the Trustee or members of the Committee. However, said Board shall not be liable for any acts or omissions of the Trustee or be under any obligation to invest or otherwise manage any assets of the Trust Fund which are subject to the management of the Trustee unless it knows that said Trustee has committed a breach of the obligations and duties set forth in ERISA.

         Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for the management of the assets held under the Plan. Members shall be responsible for giving investment direction in accordance with Section 5.4, except to the extent provided in said Section 5.4 that an investment committee is responsible for the investment direction for Members not making their own investment selections.

         It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary, except to the extent provided by law or as specifically provided herein.

         19.2 Fiduciary Duty: Each fiduciary under the Plan, shall discharge his duties and responsibilities with respect to the Plan:

         a. solely in the interest of the Plan participants, for the exclusive purpose of providing benefits to such participants, and their beneficiaries, and defraying reasonable expenses of administering the Plan;

         b. with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

         c. the investment committee under Section 13.9 shall diversify the investments of the Plan not subject to the investment direction of Members so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

         d. in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

         19.3 Fiduciary Liability: A fiduciary shall not be liable in any way for any acts or omissions constituting a breach of fiduciary responsibility occurring prior to the date he becomes a fiduciary or after the date he ceases to be a fiduciary.

         19.4 Co-Fiduciary Liability: A fiduciary shall not be liable for any breach of fiduciary responsibility by another fiduciary unless:

         a. he participates knowingly in, or knowingly undertakes to conceal, an act or omission or such other fiduciary, knowing such act or omission is a breach;

         b. by his failure to comply with Section 404(a)(1) of ERISA in the administration of his specific responsibilities which give rise to his status as a fiduciary, he has enabled such other fiduciary to commit a breach; or

         c. having knowledge of a breach by such other fiduciary, he fails to make reasonable efforts under the circumstances to remedy the breach.

         19.5 Delegation and Allocation: Any fiduciary may appoint individuals or any other agents as it deems advisable and delegate to any of such appointees any or all of the powers and duties of the fiduciary to the extent allowed under ERISA. Such appointment and delegation must clearly specify the powers or duties delegated. Upon such appointment and delegation, the delegating fiduciary shall have no liability for the acts or omissions of any such delegate, as long as the delegating fiduciary does not violate its fiduciary responsibility in making or continuing such delegation.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising E-Systems, Inc. Employee Savings Plan (As Restated January 1, 1995), E-SYSTEMS, INC., the Corporation, has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto authorized this day of , 19
 .

ATTEST:                                        E-SYSTEMS, INC.

                                     By
                                               Secretary
                                   Title:

(CORPORATE SEAL)

                              Participation Exhibit

                      E-Systems, Inc. Employee Savings Plan

                          (As Restated January 1, 1995)

This Exhibit sets forth below: (i) the specific subsidiaries, affiliates, divisions, subdivisions, branches or units for which this Plan (or portion thereof) is maintained, (ii) any employment position entered into in connection with a business acquisition on or after January 1, 1995, and any employment position created in connection with such a business acquisition which is to be covered by this Plan (or portion thereof), (iii) the pre-acquisition service that was counted as Vesting Service under the Previous Plan prior to January 1, 1995, (iv) the various separately identifiable portions of this Plan, and (v) prior plans merged into this Plan.

Divisions, Subsidiaries, Branches,          Portions of Plan (as
Units,and Affiliates                       defined in IV below) For

                                                Which Eligible

-----------------------------------------------------------------
E-Systems Corporate Division                    ED       ME       RD

Greenville Division

   Noncollective Bargaining Employees           ED       ME       RD
   Collective Bargaining Employees              ED(1)    ME(1)    RD       EC(2)

Garland Division

   Noncollective Bargaining Employees           ED       ME       RD

not covered by the Global Command and

Control Systems (GCCS) contract

   Noncollective Bargaining Employees ED ME covered by the Global Command and Control Systems (GCCS) contract, effective as soon as practicable after acceptance of contract

   Collective Bargaining Employees - UAW        ED       ME(3)    RD
   Collective Bargaining Employees - UPGWA      ED       ME(4)    RD

Raytheon Aircraft Montek Company(Montek

Division prior to July 1, 1996)                 ED       ME       RD

ECI Division

   Noncollective Bargaining Employees           ED       ME       RD
   Collective Bargaining Employees              ED       ME(5)    RD

Melpar Division through September 10,           ED       ME       RD
1995, and thereafter the Falls Church
Division, excluding employees from
Engineering Research Associates, Inc.
until January 1, 1996 or date of
transfer if later

HRB Systems, Inc.                               ED       ME       RD

E-Systems Medical Electronics, Inc.             ED       ME              OD

EMASS, Inc.                                     ED       ME(6)

Transportation Management Solutions,Inc.        ED       ME       RD       OD

Auto-Trac, Inc. (All employees                  ED       ME       RD       OD
transferred to Transportation
Management Solutions, Inc. during
1996)

Serv-Air, Inc., but only as a ED ME RD salaried Employee who transferred to Serv-Air, Inc. from a position covered by this Plan (or Previous Plan) or who is employed at (i) Serv-Air, Inc.'s general office location at Greenville, Texas; or (ii) any field location where Serv-Air, Inc.'s annual program value is Two Million Dollars ($2,000,000) or more and who is employed in the top management position at that location or salary grade 29 or above (and for this purpose, any Employee in Covered Employment at such a field location will not cease Covered Employment at that location merely because the annual program value under a contract is renewed at a level below Two Million Dollars ($2,000,000)); or (iii) any Serv-Air, Inc. Information Systems Group field location on or after March 8, 1996.

Raytheon Aerospace, but only as to              ED       ME       RD

Employees who were Members in Covered
Employment with Serv-Air, Inc. under this Plan on December 29, 1995 whose employment was transferred from Serv-Air, Inc. to Raytheon Aerospace on or after December 30,
1995.

Advanced Power Technologies, Inc.,               ED       ME       RD
effective January 1, 1996

Central Texas Airborne Systems, Inc. (CTAS)      ED       ME
effective as soon as administratively
practicable after June 14, 1996

Electrospace Systems, Inc. (ESI)

   Employees not covered by a contract ED ME RD under the Service Contract Act, effective as soon as administratively practicable after June 14, 1996 as to ED and ME and January 1, 1997 as to RD

   Employees covered by a contract under        ED                         OD
the Service Contract Act, effective
October 1, 1996

(1) Effective September 25, 1995 (2) Prior to September 25, 1995 (3) Effective April 8, 1996 (4) Effective March 25, 1996 (5) Effective April 15, 1996

(6)  Effective as soon as practicable after August 5, 1996

No employees covered by a collective bargaining agreement entered into after the Effective Date will be eligible for any portion of this Plan unless the Employer and the collective bargaining unit have agreed to provide covered hereunder, in which case said employees will be eligible for such coverage and this exhibit will be modified to reflect such coverage.

Employment positions with any of the above entities entered into or created in connection with any business acquisitions on or after January 1, 1995 will be covered by this Plan (or portion thereof) only if so provided in II below.

In order to allow participation as soon as practicable of any Employee of an acquired business who enters Covered Employment as a result of such business acquisition, the Committee may temporarily determine contributions for any such new Member hereunder on any reasonable and consistent basis (taking into consideration such payroll information as is then reasonably available) until such time as the Committee is able to obtain the exact payroll information necessary for determining contributions in accordance with the contribution provisions of this Plan.

The one-loan-only restriction in Section 8.2c of this Plan will not apply to any loans that are part of a Participant's rollover to the Rollover Account under this Plan in connection with the acquisition of CTAS and ESI referenced in the above table. The one-loan-only restriction will apply to any new loan requests originated by such a Participant under this Plan, disregarding any loans rolled over.

II.      Employment Positions With Any
         Entities Listed in I. Above
         Entered Into or Created In

         Connection With the Following               Portions of Plan (as
         Business Acquisitions On or                 defined in IV below)
         After January 1, 1995:                      For Which Eligible:

         None as of January 1, 1995.

III. Business Acquisitions with Respect to which Pre-Acquisition Service was Counted as Vesting Service under Previous Plan Prior to January 1, 1995:

         Acquisition of Engineering Research Associates, Inc., in 1989 Acquisition of HRB Systems, Inc. in 1990
         Acquisition of business (which became part of Transportation

Management Solutions, Inc.) from Westinghouse Electric Corporation in 1994
         Acquisition of Fluid Controls Division (which became part of Montek

Division) from BW/IP International, Inc. in 1994
         Acquisition of Auto-Trac, Inc. in 1994

         Acquisition of Advanced Archival Products, Inc. (which became part of EMASS, Inc. in 1994)

         Acquisition of APTI, Inc. in 1994

         Acquisition of Image Data (which became part of E-Systems Medical Electronics, Inc.) in 1994

         Acquisition of Advanced Video Products, Inc. in 1992 (employees became employed by E-Systems Medical

         Electronics, Inc. in 1995)

IV.      Portions of Plan are as follows:

         ED means Employee Deferrals on pre-tax basis ME means Matching Employer Contributions RD means Regular Discretionary Employer Contributions OD means Optional Discretionary Employer Contributions EC means Employee Contributions on after-tax basis

V.       Prior Plans Merged into this Plan:


         Advanced Video Products, Inc. 401(k) Plan, merged in 1995 Advanced Archival Products Profit Sharing Plan, merged in 1995